UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2011

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street Suite 600

San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 13, 2011, GeoPetro Resources Company’s subsidiary, Madisonville Midstream LLC (“MML”) closed a transaction with Peregrine Midstream Partners LLC (“Peregrine”) to sell certain idle and non-income producing equipment (“assets”) at its gas treatment plant located in Madisonville, Madison County, Texas for $9,250,000.  Peregrine had previously paid non-refundable deposits of $1,575,000 prior to closing, and Peregrine paid the remaining purchase price balance of $7,675,000 on September 13, 2011.

Simultaneously with the closing of the Peregrine transaction, MML repaid its secured loan from the Bank of Oklahoma.  The loan, in the original principal amount of $7.7 million, was made in December, 2008 when GeoPetro, through its subsidiary MML, purchased the Madisonville gas treatment plant.

Field work is continuing on the maintenance and upgrade of the gas treatment plant and workovers of the Magness and Fannin wells in the Madisonville Field.  GeoPetro Resources Company expects to complete the work and reestablish production from the two wells at an estimated rate of 8 million cubic feet of natural gas per day in October, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: September 19, 2011	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman